UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 28, 2011

Bioanalytical Systems, Inc.
(Exact name of registrant as specified in charter)

Indiana	0-23357	35-1345024
(State or other	(Commission File Number)	(I.R.S. Employer Identification
jurisdiction of		No.)
incorporation or
organization)

2701 KENT AVENUE
WEST LAFAYETTE, INDIANA	47906-1382
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (765) 463-4527

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 30, 2011, Bioanalytical Systems, Inc. (the “Company”) issued a press release announcing the unanimous election of Seth Hamot as an independent, Class II director, effective December 28, 2011.  Mr. Hamot’s term will expire with the other Class II directors at the 2014 annual meeting of shareholders.  Mr. Hamot was also appointed to the Nominating Committee of the Board of Directors.

As a director of the Company, Mr. Hamot will receive compensation as a non-employee director in accordance with the Company’s non-employee director compensation practices described in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on January 12, 2011. This compensation generally consists of an annual retainer in the amount of $3,300, meeting attendance fees of $1,000 for each board meeting ($500 for a telephonic meeting), and meeting attendance fees of $500 for each committee meeting ($250 for a telephonic meeting).

A copy of the press release announcing the election of Mr. Hamot is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

On December 29, 2011, the Company notified Michael R. Cox, Vice President-Finance and Administration, Chief Financial Officer and Treasurer of the Company, that the Company elected to extend the term of Mr. Cox's employment agreement, as amended until March 31, 2012.  The initial term of the agreement was to expire on December 31, 2011, but pursuant to the terms of the agreement, the Company had the option to extend the initial term for up to three months.  There were no other changes to the terms of Mr. Cox's employment agreement.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Press Release dated December 30, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOANALYTICAL SYSTEMS, INC.

Dated: December 30, 2011	By:	/s/ Michael R. Cox
Michael R. Cox
Vice President-Finance and Administration, Chief Financial Officer and Treasurer